Exhibit 99.1

CONTACT:

Bob Husted	Ernest Sampias
Director of Investor Relations	Chief Financial Officer
303 440 5330	303 440 5330
SPECTRALINK ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS
Company Delivers Profitable Second Quarter
BOULDER, Colo. — Aug. 8, 2006 — SpectraLink Corp. (Nasdaq: SLNK), the leader in workplace wireless telephony, today reported consolidated revenue of $35.3 million for the quarter ended June 30, 2006. This represents an increase of 11 percent compared with consolidated pro forma revenue for the prior-year second quarter. Pro forma results assume the acquisition of KIRK telecom occurred on Jan. 1, 2005.
Gross profit for the second quarter was $20.1 million compared to $19.3 million pro forma results for the second quarter of 2005. Gross margin for the quarter was 57.0 percent, compared to 60.7 percent for the previous year’s pro forma results.
GAAP net income for the second quarter of 2006 was $82,000 or zero cents per diluted share compared to pro forma earnings of $2.3 million or 12 cents pro forma per diluted share for the same period in 2005.
For the six months ended June 30, 2006, revenue was $69.3 million with GAAP net loss of $2.4 million or 12 cents per diluted share. For the same period a year ago, pro forma revenue was $61.6 million generating $1.5 million in net income and 8 cents earnings per diluted share.
During the second quarter, the company recorded charges for FAS123R stock option expense of $942,000 and amortization of intangible assets related to the KIRK telecom acquisition of $1.1 million.
Non-GAAP income for the second quarter of 2006, which excludes amortization of intangibles of $1.1 million and share-based compensation expense of $942,000, was $1.4 million, or 7 cents per diluted share, compared to non-GAAP pro forma earnings of $3.2 million, or 16 cents per diluted share for the second quarter of 2005. Year-to-date non-GAAP income was $2.1 million resulting in 11 cents per diluted share. For the same period in 2005, non-GAAP pro forma earnings were $5.1 million, or 26 cents per diluted share. Details of the reconciliation between GAAP and non-GAAP earnings are provided in the attached Reconciliation of Non-GAAP Measurement to GAAP financial table.
“SpectraLink continues to advance workplace wireless telephony,” said John Elms, SpectraLink president and CEO. “This quarter, we saw strong demand for our new Link 6020 handset, demonstrating long-term customer commitment to our Link Wireless Telephone System. On the Wi-Fi front, we recently announced our tenth VIEW Certification Partner — a true testament to the value our partners place on SpectraLink’s expertise in this industry.”
Elms went on to say, “For the third consecutive quarter, NetLink was the leading product line in sales, and so we believe the continued shift in mix toward NetLink sales indicates that broad wireless LAN deployments are finally on the rise. SpectraLink is positioned to meet this growing demand both in North America and through our expanded international distribution channels.”

Ernest Sampias, SpectraLink executive vice president and CFO said, “Our operating expenses remain a primary focus for us going forward. We are working diligently to drive expenses down to more traditional levels seen at SpectraLink as the year progresses. In addition, inventory levels necessary to introduce our many new products this year should decrease as new products are released to the market. “
Non-GAAP Financial Measures
We provide all information required in accordance with GAAP, but believe that it is useful to provide non-GAAP earnings for reasons discussed below. We believe that non-GAAP earnings provide useful information to investors because it allows investors to measure and evaluate our performance without considering charges associated with our acquisition including amortization of intangible assets and the charge for in-process research and development related to the acquisition, and FAS123R expense. Non-GAAP after tax amounts have been calculated using a consolidated 37.7% effective tax rate. Beginning in the first quarter of 2006, our non-GAAP earnings exclude the affects of FAS123R, amortization of intangibles and purchased in-process R&D to allow investors to evaluate our current performance in relation to our historical performance. We believe that it is in the best interest of our investors to provide this information to analysts and other users of our financial statements so that they more fully understand the results of our operations.
We use non-GAAP information internally to help our management more accurately assess our performance in the current period and in comparison to prior periods. Our use of non-GAAP earnings is intended to supplement, and not replace, our presentation of net income (loss) and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses which must be included under GAAP. We compensate for the inherent limitations of non-GAAP measures by not relying exclusively on non-GAAP measures, but rather by using such information to supplement GAAP financial measures.
Webcast Information
SpectraLink will hold an audio webcast to discuss second quarter 2006 earnings results, today, Aug. 8, 2006, at 4:30 p.m. Eastern time. To access the webcast and replay, visit www.spectralink.com.
About SpectraLink
SpectraLink, the leader in workplace wireless telephony, delivers the power of mobile voice and messaging applications to businesses worldwide. Seamlessly integrating with VoIP and traditional telephony platforms, SpectraLink’s scalable technology provides instant access to people and business-critical information. SpectraLink handsets free on-premises employees to be more accessible, productive and responsive. For more information, visit www.spectralink.com or call 1 800 676 5465.
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This release contains forward-looking statements that are subject to many risks and uncertainties, including difficulties in integrating the operations, technologies, products, and personnel of SpectraLink and KIRK; expectations that the acquisition will be accretive to SpectraLink’s results; the unpredictable growth in international sales; the inability to close several large orders in the sales pipeline; OEM agreements with SpectraLink that impact margins and may not result in increased future sales of SpectraLink’s products or services; adverse changes in economic and business conditions affecting SpectraLink’s customers; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; changes in rules and regulations of the FCC; and the anticipated growth of the market for on-premises wireless telephone systems. More information about potential risk factors that could affect our results is available in SpectraLink’s filing with the Securities and Exchange Commission on Form 10-K for the year ended Dec. 31, 2005, and subsequent Form 10-Q filings.

SpectraLink Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2006	2005
ASSETS
Current Assets:
Cash and cash equivalents	$5,855	$16,703
Cash held in escrow for acquisition	—	55,148
Investment in marketable securities — current	10,564	14,088
Trade accounts receivable, net of allowance of $342 and $343, respectively	24,843	22,574
Inventories:
Raw materials	11,537	4,783
Work in progress	563	5
Finished goods	7,493	4,727
Less allowance for obsolete inventory	(716)	(575)

Total inventories	18,877	8,940
Deferred income taxes	1,716	1,626
Prepaids and other	2,028	1,201

Total current assets	63,883	120,280

Property and equipment, net of accumulated depreciation of $12,556 and $11,110, respectively	13,639	8,422
Intangible assets, net of accumulated amortization of $2,525 and $272, respectively	31,970	318
Goodwill	24,298	—
Other non-current assets	709	1,772

Total assets	$134,499	$130,792

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,418	$1,478
Accrued payroll, commissions and employee benefits	6,176	4,500
Other accrued expenses and liabilities	5,454	6,380
Deferred revenue — current portion	10,409	7,503
Current portion long-term debt	6,000	15,000

Total current liabilities	34,457	34,861

Long-term debt	11,050	18,050
Long-term deferred tax liabilities	8,887	—
Other long-term liabilities	892	900

Total liabilities	55,286	53,811
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 50,000 shares authorized, 24,077 and 23,838 shares issued, respectively, and 19,345 and 19,106 shares outstanding, respectively	241	238
Additional paid-in capital	85,884	81,751
Retained earnings	30,022	32,383
Other comprehensive income	457	—
Treasury stock, 4,732 shares, at cost	(37,391)	(37,391)

Total stockholders’ equity	79,213	76,981
Total liabilities and stockholders’ equity	$134,499	$130,792

SpectraLink Corporation and Subsidiary
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2006	2005	2005	2006	2005	2005
	Actual	Pro forma(1)	Actual	Actual	Pro forma(1)	Actual
Sales:
Product sales	$27,734	$26,367	$16,614	$54,802	$50,760	$32,070
Service sales	7,605	5,497	5,497	14,506	10,868	10,629

Net sales	35,339	31,864	22,111	69,308	61,628	42,699

Cost of sales:
Cost of product sales	11,277	9,567	4,669	22,306	19,181	9,218
Cost of services sales	3,925	2,959	2,959	7,444	5,738	5,713

Total cost of sales	15,202	12,526	7,628	29,750	24,919	14,931

Gross profit	20,137	19,338	14,483	39,558	36,709	27,768

Operating expenses:
Research and development	5,835	3,708	2,489	11,641	7,372	4,946
Marketing and selling	8,960	7,499	6,508	17,603	14,766	12,563
General and administrative	3,788	2,809	1,519	7,796	5,397	3,079
Acquired in-process research and development	—	—	—	2,021	2,021	—
Amortization of intangible assets	1,130	1,126	28	2,255	2,247	50

Total operating expenses	19,713	15,142	10,544	41,316	31,803	20,638

Income (loss) from operations:	424	4,196	3,939	(1,758)	4,906	7,130
Other (expense) income, net
Interest (expense) income, net	(182)	(189)	393	(977)	(941)	744
Other (expense) income, net	(105)	(42)	(53)	136	(32)	(105)

Total other (expense) income, net	(287)	(231)	340	(841)	(973)	639

Income (loss) before income taxes	137	3,965	4,279	(2,599)	3,933	7,769
Income tax (expense) benefit	(55)	(1,634)	(1,626)	238	(2,430)	(2,952)

Net income (loss)	$82	$2,331	$2,653	$(2,361)	$1,503	$4,817

Basic earnings (loss) per share	$—	$0.12	$0.14	$(0.12)	$0.08	$0.25

Basic weighted average shares outstanding	19,340	19,040	19,040	19,240	19,130	19,130

Diluted earnings (loss) per share	$—	$0.12	$0.14	$(0.12)	$0.08	$0.25

Diluted weighted average shares	19,480	19,230	19,230	19,240	19,480	19,480

(1)	Our pro forma results assume the acquisition of KIRK telecom occurred on Jan. 1, 2005.

SpectraLink Corporation and Subsidiary
Condensed Non-GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(Actual)	(Pro forma)(1)	(Actual)	(Pro forma)(1)
Sales:
Product sales	$27,734	$26,367	$54,802	$50,760
Service sales	7,605	5,497	14,506	10,868

Net sales	35,339	31,864	69,308	61,628

Cost of sales:
Cost of product sales	11,252	9,567	22,215	19,181
Cost of services sales	3,925	2,959	7,444	5,738

Total cost of sales	15,177	12,526	29,659	24,919

Gross profit	20,162	19,338	39,649	36,709

Operating expenses:
Research and development	5,624	3,708	11,217	7,372
Marketing and selling	8,819	7,499	17,348	14,766
General and administrative	3,223	2,809	6,857	5,397
Acquired in-process research and development	—	—	—	—
Amortization of intangible assets	—	—	—	—

Total operating expenses	17,666	14,016	35,422	27,535

Income from operations:	2,496	5,322	4,227	9,174
Other (expense) income, net
Interest (expense) income, net	(182)	(189)	(977)	(941)
Other (expense) income, net	(105)	(42)	136	(32)

Total other (expense) income, net	(287)	(231)	(841)	(973)

Non-GAAP earnings before income taxes	2,209	5,091	3,386	8,201
Income tax expense	(833)	(1,919)	(1,277)	(3,092)

Non-GAAP earnings after taxes	$1,376	$3,172	$2,109	$5,109

Non-GAAP earnings per share — basic	$0.07	$0.17	$0.11	$0.27

Basic weighted average shares outstanding	19,340	19,040	19,240	19,130

Non-GAAP earnings per share — diluted	$0.07	$0.16	$0.11	$0.26

Diluted weighted average shares	19,480	19,230	19,430	19,480

(1)	Our pro forma results assume the acquisition of KIRK telecom occurred on Jan. 1, 2005.

SpectraLink Corporation and Subsidiaries
Reconciliation of Non-GAAP Measurement to GAAP
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(Actual)	(Pro forma)(1)	(Actual)	(Pro forma)(1)
GAAP income (loss) before income taxes	$137	$3,965	$(2,599)	$3,933

Adjustments:
Purchased in-process research and development	—	—	2,021	2,021
Amortization of intangibles	1,130	1,126	2,255	2,247
Share-based compensation expense	942	—	1,709	—

Non-GAAP earnings before income taxes	2,209	5,091	3,386	8,201
Tax expense (2)	(833)	(1,919)	(1,277)	(3,092)

Non-GAAP earnings after taxes	$1,376	$3,172	$2,109	$5,109

Non-GAAP earnings after taxes per share — diluted	$0.07	$0.16	$0.11	$0.26
Weighted average shares outstanding — diluted	19,480	19,230	19,430	19,480

(1)	Our pro forma results assume the acquisition of KIRK telecom occurred on Jan. 1, 2005.

(2)	Tax affected at an assumed 37.7% consolidated effective tax rate.

	Three Months Ended		Six Months ended
	June 30,		June 30,
	2006	2005	2006	2005
Non-GAAP Adjustments:
Cost of sales:
FAS 123R stock based compensation	$25	$—	$91	$—
Operating expenses:
Research and development
FAS 123R stock based compensation	211	—	424	—
Marketing and selling
FAS 123R stock based compensation	141	—	255	—
General and administrative
FAS 123R stock based compensation	565	—	939	—
Acquired in-process research and development	—	—	2,021	2,021
Amortization of intangible assets	1,130	1,126	2,255	2,247

Total non-GAAP adjustments	2,072	1,126	5,985	4,268

Income tax expense	(833)	(1,919)	(1,277)	(3,092)

After-tax impact of non-GAAP adjustments	$1,239	$(793)	$4,708	$1,176

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, SpectraLink uses non-GAAP measures of operating results, net income (loss) and income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing investors and other interested parties a more complete understanding of SpectraLink’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results and are excluded by management for purposes of internal budgets and making operational decisions. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.